UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2025
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3550 Peachtree Road NE, Suite 1100, Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 18, 2025, Novelis Corporation (the "Issuer"), a wholly owned subsidiary of Novelis Inc. (the "Company"), completed the issuance and sale of $750,000,000 aggregate principal amount of 6.375% senior notes due August 2033 (the "Notes"). The net proceeds of the offering are being used to (i) purchase all of the outstanding $750.0 million aggregate principal amount of the Issuer’s 3.250% Senior Notes due November 2026 (the "2026 Notes") that are validly tendered and not withdrawn pursuant to the Issuer’s previously announced tender offer related to the 2026 Notes and (ii) pay fees and expenses in connection with the offering and the tender offer. The Issuer intends, but is not obligated, to use the remaining proceeds from the offering to redeem the remaining 2026 Notes that are not validly tendered pursuant to the tender offer at the applicable redemption price, plus accrued and unpaid interest to, but not including, the date of redemption in accordance with the terms of the indenture governing the 2026 Notes.
The Notes were issued pursuant to an indenture, dated as of August 18, 2025 (the "Indenture"), among the Issuer, the Company, as guarantor, the subsidiary guarantors named therein and Regions Bank, as trustee (the "Trustee"). The Indenture provides, among other things, that the Notes are the senior unsecured obligations of the Issuer and are guaranteed, jointly and severally, on a senior unsecured basis, by the Company, the subsidiary guarantors and certain of the Company's other subsidiaries that become a borrower or guarantor under certain credit facilities of the Company.
Pursuant to the Indenture, the Notes will mature on August 15, 2033 and will accrue interest at a rate of 6.375% per year. Interest on the Notes will be payable semi-annually in arrears on each of February 15 and August 15, commencing on February 15, 2026.
Prior to August 15, 2028, the Issuer may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the "make-whole" premium as provided in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Commencing August 15, 2028, the Issuer may redeem all or a portion of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, prior to August 15, 2028, the Company may redeem up to 40% of the original aggregate principal amount of the Notes (including any additional Notes) with the proceeds of certain equity offerings, at a redemption price equal to 106.375% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date; provided that at least 50% of the original aggregate principal amount of the Notes (including additional Notes) issued remains outstanding.
Upon a Change of Control Triggering Event (as defined in the Indenture) with respect to the Notes, the Issuer must offer to purchase the Notes at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the purchase date, subject to certain exceptions, including in the case where the Issuer (or any affiliate of the Issuer) has made an Alternate Offer (as defined in the Indenture), which cash price will be equal to or higher than such 101% of the principal amount of the Notes. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt within a specified period of time up to an amount equal to the Net Available Cash (as defined in the Indenture) from such asset sale, the Issuer will be required to use a portion of the proceeds of such asset sales to make an Asset Sale Offer (as defined in the Indenture) to all holders of the Notes, and if required or permitted by the terms of any Debt (as defined in the Indenture) that ranks pari passu in right of payment with the Notes, to the holders of such pari passu Debt at a price of 100% of the principal amount of the Notes (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.
The Indenture contains customary covenants that will limit the Company’s ability and the ability of certain of its subsidiaries (including the Issuer) to (1) incur additional debt and provide additional guarantees, (2) pay dividends beyond certain amounts and make other restricted payments, (3) create or permit certain liens, (4) make certain asset sales, (5) use the proceeds from the sales of assets and subsidiary stock, (6) create or permit restrictions on the ability of certain of the Company's subsidiaries (including the Issuer) to pay dividends or make other distributions to the Company or certain of the Company's subsidiaries, as applicable, (7) engage in certain transactions with affiliates, (8) designate subsidiaries as unrestricted subsidiaries and (9) consolidate, merge or transfer all or substantially all of the Company's assets and the assets of certain of the Company's subsidiaries. During any future period in which either Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, or Moody's Investors Service, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the Indenture has occurred and is continuing, most of the covenants under the Indenture will be suspended. The Indenture also contains customary events of default.
The Notes and the related guarantees have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Notes were sold to qualified institutional buyers pursuant to Rule 144A of the Securities Act and outside the United States pursuant to Regulation S of the Securities Act.
This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.
The Indenture and the form of Note are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 8.01    Other Events.
On August 15, 2025, the Company issued a press release announcing the results of the Issuer's cash tender offer to purchase any and all of the outstanding 2026 Notes. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information under Item 8.01 of this Form 8-K is not an offer to purchase or a solicitation of an offer to purchase with respect to any of the Notes.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of August 18, 2025, among Novelis Corporation, Novelis Inc., the subsidiary guarantors named on the signature pages thereto and Regions Bank, as trustee.
4.2	Form of 6.375% Senior Note due August 2033 (included in Exhibit 4.1).
99.1	Press release, dated August 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: August 19, 2025	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Executive Vice President and Chief Legal Officer